Exhibit 3.1

ROSS MILLER	Filed in the office of	Document Number
206 North Carson Street	/s/ Ross Miller	20080661128-14
(775) 684-5708	Ross Miller	Filing Date and Time
Secretary of State	Secretary of State	10/06/2008 1:10 PM
Carson City, Nevada 89701-4298	State of Nevada	Entity Number
Website: www.nvsos.gov		E0625292008-0

ARTICLES OF INCORPORATION
(PURSUANT TO NRS 78)

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of
Corporation:	SCN Holdings, Inc.

2. Resident Agent
for Service of Process: (check only one box)	Commercial registered Agent:	InCorp Services, Inc.

	Noncommercial registered Agent (name and address below)	OR	Office or Position with Entity (name and address below)

name of Noncommercial registered Agent OR Name of Title of Office or Other Position with Entity

Nevada
	Street Address	City		Zip Code

	Optional Mailing Address	City	State	Zip Code

3. Shares:
(number of shares	Number of shares	Par value	Number of shares
corporation is	with par value: 100,000,000	per share: .001	without par value:
authorized to issue)

4. Names & Addresses	1) Anthony Tellez
of the Board of	Name
Directors/Trustees:
(each Director/Trustee	28248 N. Tatum Blvd. Ste. 1-34	Cave Creek	AZ	85331
must be a natural person	Street Address	City	State	Zip Code
at least 18 years of age:
(attach additional page	2. Name
if there is more than 3
directors/trustees)
	Street Address	City	State	Zip Code

3. Name

	Street Address	City	State	Zip Code

5. Purpose:	The purpose of this Corporation shall be:
(optional- see instructions)	Business Acquisitions

6. Names, Address	Anthony Tellez	X /s/ Anthony Tellez
and Signature of	Name	Signature
Incorporator.
(attach additional page	28248 N. Tatum Blvd. Ste. 1-34	Cave Creek	AZ	85331
if there is more than 1	Address	City	State	Zip Code
incorporator).

7. Certificate of	I hereby accept appointment as Resident Agent for the above named corporation.
Acceptance of
Appointment of
Resident Agent:	X See attached
	Authorized Signature of R. A. or On Behalf of R. A. Company			Date
This form must be accompanied by appropriate fees.

ROSS MILLER
206 North Carson Street
(775) 684-5708
Secretary of State
Carson City, Nevada 89701-4298
Website: www.nvsos.gov

REGISTERED AGENT ACCEPTANCE
(PURSUANT TO NRS 77.310)

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Acceptance of Appointment by Registered Agent:

In the matter of SCN Holdings
Name of Business Entity

1. Incorp Services, Inc.
Name of Registered Agent

a)  ☒   commercial registered agent listed with the Nevada Secretary of State

b) noncommercial registered agent with the following address for service of process

Nevada
Street Address	City		Zip Code

Nevada
Mailing Address (if different from street address)	City		Zip Code

and hereby state that on 10-06-08 I accepted the appointment as registered agent for the above named business entity.

Signature:

X /s/ ineligible	10/6/08
Authorized Signature of R.A. or On Behalf of R.A. Company	Date